Exhibit 99.1

Media Contact:	Investor Contact:
Wendi Kopsick	Jonathan Couchman
Kekst and Company	Chairman and Chief Executive Officer
212-521-4867	201-934-2713

FOR IMMEDIATE RELEASE

FOOTSTAR REMINDS SHAREHOLDERS TO VOTE
AT MAY 5, 2009 SPECIAL MEETING

MAHWAH, NEW JERSEY, May 1, 2009 -- Footstar, Inc. (OTCBB: FTAR) today reminded its shareholders to vote their proxies in connection with the Company’s special meeting of shareholders to be held on May 5, 2009.  Shareholders are being asked to approve the plan of complete dissolution and liquidation of the Company outlined in its definitive proxy statement, which was filed with the Securities and Exchange Commission on April 6, 2009.

Footstar’s Board of Directors unanimously recommends that shareholders vote “FOR” the plan and the Company’s dissolution.  The Board has determined that it is in the best interests of the Company and its shareholders to liquidate and ultimately dissolve following the expiration in December 2008 of its agreement with Kmart, under which it previously sold footwear in Kmart stores.

Contingent upon shareholder approval of the plan, the Company intends to pay on May 6, 2009 a previously announced cash distribution of $2 per share to shareholders of record as of the close of business on April 30, 2009.  In the event that the plan is not approved by shareholders, the Company’s Board of Directors will consider strategic alternatives for the Company including, without limitation, acquisitions, mergers, asset sales, a self-tender offer for the Company’s shares, share repurchases, entry into commercial leases to enhance or facilitate the sale of our real estate, or other business opportunities.

Shareholders who have questions or require assistance in voting should contact BNY Mellon Shareowner Services for information at 201-680-5235.

Information regarding the Company’s plan of complete dissolution and liquidation and the special meeting of the Company’s shareholders to be held on May 5, 2009 is contained in the definitive proxy statement relating to the special meeting filed by the Company with the Securities and Exchange Commission on April 6, 2009.  Shareholders should read the Company’s proxy statement because it contains important information. Copies of the Company’s proxy statement are available without charge on the SEC’s Internet website at www.sec.gov and on the Company’s website at http://www.footstar.com/financial/proxy.   Shareholders may also request a free copy of the proxy statement by contacting Maureen Richards, Senior VP, General Counsel & Corporate Secretary of Footstar, at 933 MacArthur Boulevard, Mahwah, New Jersey 07430 or by telephone at 201-934-2000.

 Forward-Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of words such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of our financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances.  Factors that could affect our forward-looking statements include, among other things, our timely receipt of amounts due from Kmart for the purchase of inventory, our ability to manage the wind-down of our business, the impact of the payment of special cash distributions on our future cash requirements and liquidity needs, for any contingencies and obligations, and the other risks and uncertainties discussed more fully in our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2009 and the Definitive Proxy Statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 6, 2009.

Because the information in this release is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding our future performance.  Actual results, performance, events, plans and expectations may differ from our current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to our business, financial condition, results of operations, liquidity or prospects.  Additionally, we do not plan to update any of our forward-looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this release, other than as included in our future required SEC filings, or as may otherwise be legally required.

# # #